FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORD MOTOR COMPANY CAPITAL TRUST II
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	38-6795287 (I.R.S. Employer Identification No.)

One American Road, Dearborn, Michigan
(313) 322-3000 (Address of principal executive offices)	48126 (Zip Code)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	38-0549190 (I.R.S. Employer Identification No.)

One American Road, Dearborn, Michigan
(313) 322-3000 (Address of principal executive offices)	48126 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.50% Cumulative Convertible Trust Preferred Securities	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

SIGNATURE
EXHIBIT INDEX
EX-99.3 Amended and Restated Declaration of Trust
EX-99.5 Form of Guarantee Agreement
EX-99.7 Junior Subordinated Convertible Debenture

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration file numbers to which this form relates:
333-49164 and 333-75214

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is “6.50% Cumulative Convertible Trust Preferred Securities” (the “Securities”). A description of the Securities is set forth under the captions “Ford Capital Trusts;” “Description of Debt Securities;” “Description of Trust Preferred Securities” and “Description of Preferred Securities Guarantees” in the Prospectus included within the Registration Statement on Form S-3 (Registration No. 333-75214) filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2001, as amended by Amendment No. 1 thereto filed on January 17, 2002 and declared effective by the Commission on January 24, 2002 (as amended, the “Registration Statement”), and the captions “Ford Motor Company Capital Trust II;” “Description of the Preferred Securities;” “Description of the Debentures;” “Description of the Preferred Securities Guarantee” and “Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee” in the Prospectus Supplement relating to the Securities included in the Registration Statement, which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits

1.	Certificate of Trust of Ford Motor Company Capital Trust II (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

2.	Declaration of Trust of Ford Motor Company Capital Trust II (incorporated herein by reference to Exhibit 4.10 to the Registration Statement).

3.	Form of Amended and Restated Declaration of Trust of Ford Motor Company Capital Trust II.

4.	Form of Preferred Security of Ford Motor Company Capital Trust II (included in Exhibit 3 hereto).

5.	Form of Preferred Securities Guarantee Agreement.

6.	Form of Indenture relating to debt securities between Ford and JPMorgan Chase Bank, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

7.	Form of Junior Subordinated Convertible Debenture.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORD MOTOR COMPANY CAPITAL TRUST II

By:	Ford Motor Company, as Sponsor

By:	/S/ KATHRYN S. LAMPING

Name: Kathryn S. Lamping Title: Attorney-in-Fact

FORD MOTOR COMPANY

Date:	January 24, 2002	By:	/S/ PETER SHERRY, JR.

Name: Peter Sherry, Jr. Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Exhibit
No.	Description

3.	Form of Amended and Restated Declaration of Trust of Ford Motor Company Capital Trust II.

5.	Form of Preferred Securities Guarantee Agreement.

7.	Form of Junior Subordinated Convertible Debenture.